Exhibit 10.17

SUBORDINATE MORTGAGE NOTE

$21,000,000.00	October 15, 2009	Melville, New York

FOR VALUE RECEIVED, 250 WEST 57TH ST. ASSOCIATES L.L.C., a New York limited liability company, with offices at c/o Malkin Holdings LLC, 60 East 42nd Street, New York, New York 10165 (the “Maker”), promises to pay to SIGNATURE BANK, a New York banking corporation, having an office at 68 South Service Road, Melville, New York 11747 (the “Payee”), or such other place as may be designated in writing by the holder of this Note, the principal sum of Twenty One Million and 00/100 Dollars ($21,000,000.00) or so much thereof as shall have been advanced to the Maker pursuant to the terms of a loan agreement of even date herewith between the Maker and the Payee (the “Loan Agreement”), together with interest as hereinafter provided.

All outstanding principal and accrued and unpaid interest shall be due and payable on January 5, 2015 (the “Maturity Date”).

Until the interest rate on this Note is fixed as set forth below, amounts outstanding under this Note shall bear interest at an annual rate equal at all times to the greater of (i) six and one half of one percent (6.50%) or (ii) one percent (1%) plus the Prime Rate of the Payee (the “Variable Rate”). The “Prime Rate” is the rate established from time to time by the Payee as its “Prime Rate”. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Such annual rate will change on the effective date of any change in the Prime Rate. The Payee will not be obligated to notify the Maker of any change in the Prime Rate.

Prior to the Maturity Date, the Maker shall have the option (by notice given to Payee at least two (2) Business Days prior to the effective date of the fixing of the interest rate to which such notice pertains), up to three (3) times with minimum increments of $5,000,000.00, to fix the interest rate on all or any portion of the principal on this Note then outstanding. In such event, the rate shall be fixed until the Maturity Date at an annual rate equal to either:

(a)	Option A: The greater of (i) six and one half of one percent (6.5%) or (ii) 300 basis points in excess of the weekly average yield on United States Treasury Securities adjusted to a maturity closest to the Maturity Date as most recently made available by the Federal Reserve Board as of thirty (30) days prior to the effective date of the fixing of the interest rate. If the Maker elects Option A, the Maker shall be subject to the payment of prepayment fees as set forth below.

(b)	Option B: The greater of (i) six and three quarters of one percent (6.75%) or (ii) 325 basis points in excess of the weekly average yield on United States Treasury Securities adjusted to a maturity closest to the Extended Maturity Date as most recently made available by the Federal Reserve Board as of thirty (30) days prior to the effective date of the fixing of the interest rate. If the Maker elects Option B, the Maker may prepay this Note during the extended term of this Note without any prepayment fees.

Interest shall be payable commencing on November 10, 2009 and monthly thereafter on the tenth (10th) day of each month (the “Debit Date”). Interest shall be calculated on the basis of a 360-day year and collected on the basis of the actual number of days elapsed.

Monthly payments on this Note will be of interest only.

Until the Debt (as defined in the Mortgage, as hereinafter defined) has been repaid in full, the Maker agrees to maintain an operating account (account #1501xxxxxx) for the Mortgaged Property (as hereinafter defined) with the Payee. Maker hereby unconditionally and irrevocably authorizes the Payee to automatically debit from such account any and all payments due hereunder and unconditionally warrants and represents to Payee that it shall, until the Debt has been repaid in full, maintain sufficient funds in such account to pay same. Time is of the essence as to all dates set forth herein, provided, however, that whenever any payment that is to be made under this Note shall be stated to be due on a Saturday, Sunday or public holiday or the equivalent for banks generally under the laws of the State of New York (any other day being a “Business Day”), such payment shall be made on the next succeeding Business Day, and such extension of time shall in such cases be included in the computation of the payment of interest.

This Note may be prepaid in whole or in part (in multiples of One Hundred Thousand and 00/100 Dollars ($100,000.00), at any time and from time to time upon not less than thirty (30) days notice to Payee, provided that all accrued and unpaid interest through the date of prepayment shall then be paid. Maker may withdraw any such notice of prepayment at any time. Any portion of this Note which is prepaid and being interest at a rate based on the Variable Rate, may be prepaid without the payment of any prepayment fee. Any portion of this Note which is prepaid and not bearing interest at the Variable Rate, may be prepaid subject to the payment of a prepayment fee equal to an amount calculated by multiplying (i) one percent (1%) times (ii) the number of years or partial years remaining in the term of this Note times (iii) the amount of such prepayment. No prepayment fee shall be due and payable during the sixty (60) day period immediately preceding the Maturity Date. In addition, if the Maker has elected Option B as the interest rate on this Note, as more fully described above, no prepayment fee shall be due and payable.

IT IS HEREBY EXPRESSLY AGREED, that the said principal sum secured by this Note shall become due at the option of the holder hereof on the happening of any default or event by which, under the terms of the Mortgage securing this Note, said principal sum may or shall become due and payable; also, that all of the covenants, conditions and agreements contained in said Mortgage are hereby made part of this instrument.

Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

This Note is secured by a mortgage (the “Mortgage”) made by the Maker to the Payee of even date herewith on Maker’s fee interest in the property situate at 250 West 57th Street, New York, New York.

Except for (i) the obligations of the Maker under the provisions of Paragraph 37 of the Mortgage, (ii) any acts or omissions constituting fraud or misrepresentation by the Maker in connection with applying for the loan secured by the Mortgage or in supplying information or documentation to the Payee subsequent to the date hereof, (iii) the fraudulent misappropriation or misapplication of the Rents collected at the Mortgaged Property (as defined in the Mortgage), (iv) liability for rental or other income generated from the Mortgaged Property received by the Maker after default beyond applicable notice, grace and/or cure periods, if any, under the Mortgage which is not applied to the Mortgaged Property (except that payments made to affiliates of the Maker for amounts accrued in prior years, or in amounts which are in excess of then-market rates shall not be considered applied to the Mortgaged Property), or (v) deliberate waste, the liability of the Maker, its permitted successors or assigns, under this Note or any other documents executed in connection with the Mortgage is hereby strictly limited to the interest of the Maker, its permitted successors or assigns, in the Mortgaged Property and any judgment in favor of the Payee shall be satisfied only against the Mortgaged Property. Any judgment in favor of the Payee by reason of any breach of any of the items described in clauses (i) through (v) of this Paragraph may also be enforced against and collected out of the other assets of the Maker as well as the Mortgaged Property. No judgment arising under this Note may be satisfied against any asset of any member of the Maker, and the Payee shall neither seek, demand nor be entitled to obtain a deficiency judgment.

This Note may not be changed or terminated orally.

250 WEST 57TH ST. ASSOCIATES L.L.C.

By:	/s/ Peter L. Malkin
Peter L. Malkin, Member

STATE OF NEW YORK	)

)ss.:

COUNTY OF NEW YORK	)

On the 15 day of October, 2009, before me, the undersigned, personally appeared Peter L. Malkin, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacities, and that by his signatures on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

/s/ Jennifer Kelly
Notary Public

Jennifer Kelly
Notary Public, State of New York
NO. 01KE60xxxxx
Qualified in Nassau County
Commission Expires November 8, 2009

Subordinate Mortgage Note

250 WEST 57TH ST. ASSOCIATES L.L.C.

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SIGNATURE BANK

Premises: 250 West 57th Street, New York, New York

The within premises lie in

Section 4, Block 1028, Lot 56

in New York County

CULLEN AND DYKMAN LLP

100 QUENTIN ROOSEVELT BOULEVARD

GARDEN CITY, NEW YORK 11530